UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

  Date of Report:
(Date of earliest event reported):  July 12, 2011

  CUMMINS INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2011, the Board of Directors of Cummins Inc. (the “Company”) approved certain management changes, which are described more fully in the Company’s press release filed as Exhibit 99 to this Current Report on Form 8-K.  As described in the press release, Theodore M. Solso, the Company’s current Chairman of the Board and Chief Executive Officer, has announced his retirement from the Company effective as of December 31, 2011.  Mr. Solso will be succeeded as the Company’s Chairman of the Board and Chief Executive Officer on January 1, 2012 by N. Thomas Linebarger, the Company’s current President and Chief Operating Officer, who is also a member of the Company’s Board of Directors.

Mr. Linebarger, who is 48, became the Company’s President and Chief Operating Officer in August 2008 after serving as Executive Vice President and President, Power Generation Business from 2003 to 2008 and as Vice President, Chief Financial Officer from 2000 to 2003.  Mr. Linebarger also has served as a member of the Board of Directors of the Company since 2009.  From 1998 to 2000, Mr. Linebarger was the Company’s Vice-President, Supply Chain Management after holding various other positions with the Company. He received a B.S. from Stanford University and a B.A. from Claremont McKenna College in 1986 and M.S. and M.B.A. degrees from Stanford in 1993. He has been a director of Harley-Davidson, Inc. since 2008 and also served as a director of Pactiv Corporation from 2005 to 2010.

No material changes were made to Mr. Solso’s or Mr. Linebarger’s compensation arrangements in connection with the events reported herein.  Any such changes made in the future will be reported pursuant to the applicable requirements of the U.S. Securities and Exchange Commission.

Item 9.01.       Financial Statements and Exhibits.

(a)        Not applicable.

(b)        Not applicable.

(c)        Not applicable.

(d)       Exhibits.  The following exhibit is being furnished herewith:

(99)      Press release dated July 12, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2011

CUMMINS INC.
By: /s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller

EXHIBIT INDEX

Exhibit Number	Document Description
(99)	Press release dated July 12, 2011.